UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 30, 2006
Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-12919 (Commission File Number)	47-0654575 (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas (Address of principal executive offices)	75056 (Zip Code)
Registrant’s telephone number, including area code (469) 384-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On November 30, 2006, Pizza Inn, Inc. (“Company”) and Timothy P. Taft, the Company’s President and Chief Executive Officer, entered into an Amendment to Executive Employment Agreement (the “Employment Agreement Amendment”). The Employment Agreement Amendment modifies and amends certain terms of the Employment Agreement entered into between the Company and Mr. Taft on March 31, 2005, including those pertaining to the term, certain elements of compensation and the manner of addressing deferred compensation issues under Internal Revenue Code Section 409A. The total amount potentially payable to Mr. Taft under the Employment Agreement Amendment is $574,831. This Form 8-K, including the foregoing description of the terms and conditions of the Employment Agreement Amendment, is qualified in its entirety by reference to the Employment Agreement Amendment, which is furnished as Exhibit 10.17 hereto, and incorporated herein by reference. See also Item 9.01 of this report. The information in Item 9.01 of this report is incorporated in this Item 5.02 by reference.
Item 9.01      Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description of Exhibit
10.17	Amendment to Employment Agreement between Pizza Inn, Inc. and Timothy P. Taft, dated November 30, 2006 (furnished herewith)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.
Date: December 6, 2006	By:	/s/ Timothy P. Taft
Timothy P. Taft,
President and Chief Executive Officer